EXHIBIT 16.1

DE MEO, YOUNG, MCGRATH

A PROFESSIONAL SERVICES COMPANY

SUITE 517	SUITE 411
2400 EAST COMMERCIAL BOULEVARD	2424 NORTH FEDERAL HIGHWAY
FORT LAUDERDALE, FLORIDA 33308	BOCA RATON, FLORIDA 33431
(954) 351-9800	(561) 447-9800
FAX (954) 938-8683	FAX (561) 391-8856
dym@dymco.net	boca@dymco.net

ANTHONY DE MEO, CPA*, ABV,PFS	MICHAEL I. BLOOM, CPA
ROBERT E. MCGRATH, CPA	DAVID B. PRICE, CPA
ROBERTA N. YOUNG, CPA

*regulated by the State of Florida

April 21, 2009

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Re: United Insurance Holdings Corp.

We have read the statements that we understand United Insurance Holdings Corp. will include under Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.

Yours truly,

De Meo, Young, McGrath

De Meo Young McGrath

DYM

MEMBERS OF AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS: MANAGEMENT CONSULTING SERVICES DIVISION; SEC PRACTICE SECTION;

PRIVATE COMPANIES PRACTICE SECTION; TAX DIVISION • FLORIDA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS • INSTITUTE OF BUSINESS APPRAISERS